Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons Vice President/Treasurer (518) 381-3607

TrustCo Announces Increased Fourth Quarter and Full Year 2016 Earnings

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for fourth quarter of 2016 results:
▪	Net income of $10.8 million in the fourth quarter of 2016 compared to $10.2 million in the fourth quarter of 2015
▪	Return on average assets (ROA) of 0.89% compared to 0.86% in Q4/2015
▪	Return on average equity (ROE) of 9.87% compared to 9.75% in Q4/2015
▪	Efficiency ratio of 54.65% compared to 55.37% in Q4/2015 (Non-GAAP measure; see P. 13 for definition)

•	Asset quality remains solid:
o	Asset quality measures improved compared to the fourth quarter of 2015
o	Nonperforming assets (NPAs) fell by $5.4 million compared to December 31, 2015
o	NPAs to total assets improved to 0.60%, compared to 0.73% at December 31, 2015
o	Quarterly net chargeoffs decreased to 0.08% of average loans on an annualized basis, compared to 0.21% for the fourth quarter of 2015, the lowest level since 2008

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch grew $661 thousand from December 31, 2015 to December 31, 2016 on a same store basis
o	Average deposits per branch were $28.9 million at December 31, 2016
o	Average core deposits were $41 million higher in the fourth quarter of 2016 compared to the fourth quarter of 2015

•	Loan portfolio reaches all-time high:
o	Average loans were up $123 million for the fourth quarter of 2016 compared to fourth quarter of 2015
o	At $3.43 billion as of December 31, 2016, loans reached an all-time high

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FOR IMMEDIATE RELEASE:

TrustCo Announces Increased Fourth Quarter and Full Year 2016 Earnings

Glenville, New York – January 23, 2017

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced fourth quarter of 2016 net income of $10.8 million compared to $10.2 million for the fourth quarter of 2015, an increase of 6.1%.

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to be able to report an increase in earnings in the fourth quarter of 2016 as compared to the fourth quarter of 2015.  Continued revenue growth coupled with moderating expense increases provided an encouraging end to the year.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  In terms of our core business, we continue to add customer relationships which ultimately drive future growth.  We will continue to take advantage of opportunities as they are presented during 2017 and beyond.  Recent merger activity between our competitors, primarily the Key – First Niagara merger, provided us additional opportunities to add customers.”

TrustCo saw continued solid loan growth in the fourth quarter of 2016 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded primarily by growth of our deposit base.  The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments, although the recent move by the Federal Reserve to raise rates late in the fourth quarter will provide a benefit in the first quarter of 2017.  The growth in average deposits in the fourth quarter of 2016 versus the prior year was led by lower cost checking and savings deposits.  TrustCo’s strong liquidity position continues to allow the Company to take advantage of opportunities when interest rate conditions change.

For the fourth quarter of 2016, return on average assets and return on average equity were 0.89% and 9.87%, respectively, compared to 0.86% and 9.75% for the fourth quarter of 2015.  Diluted earnings per share were $0.113 for the fourth quarter of 2016, compared to $0.107 for the fourth quarter of 2015.  As discussed in recent quarters, increased operating costs in response to regulatory concerns have pushed overall expense levels higher.  However costs actually declined modestly in the second half of 2016 as compared to the first half and we anticipate being able to control expense growth effectively in 2017.  Some of the costs associated with regulatory issues will be recurring, but others will diminish over time.

For the full year 2016, diluted net income per share was $0.445, compared to $0.444 for the full year 2015.  Return on average assets and equity were 0.89% and 9.94% for 2016, compared to 0.89% and 10.41% for 2015.  The decline in return on equity was attributable to the 4.7% increase in shareholders’ equity from December 31, 2015 to December 31, 2016.

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Average loans were up $122.8 million or 3.7% in the fourth quarter of 2016, over the same period in 2015.  Average residential loans, our primary lending focus, were up $155.7 million or 5.7% in the fourth quarter of 2016, over the same period in 2015.  Overall loan growth was constrained by a $13.8 million decline in commercial loans, which have become less attractive on a risk adjusted basis, and an $18.4 million decline in outstandings on home equity lines of credit, as well as a small decline in installment loans.  Average deposits were up $71.1 million or 1.7% for the fourth quarter of 2016 over the same period a year earlier.  The increase in deposits came from core deposit accounts, which consist of checking, savings and money market deposits, although checking and savings were entirely responsible for the growth within core deposits.  Average core deposits increased $40.7 million from the fourth quarter of 2015 to the fourth quarter of 2016, while average time deposit balances contributed $30.4 million of growth.  Within core, money market balances were actually down $50.5 million, while checking was up $73.7 million (including interest bearing and non-interest bearing balances) and savings were up $17.4 million.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  The shift out of money market balances was also beneficial, as that category is the most expensive type of core deposit.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.”

“While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans.  We continue to make good progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.”

“At December 31, 2016, our average deposits per branch were $28.9 million, compared to $28.1 million a year earlier.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and loan loss reserve measures improved versus December 31, 2015.  Nonperforming loans (NPLs) were $25.1 million at December 31, 2016, compared to $28.3 million at December 31, 2015.  NPLs were equal to 0.73% of total loans at December 31, 2016, compared to 0.86% at December 31, 2015.  The coverage ratio, or allowance for loan losses to NPLs, was 175.1% at December 31, 2016, compared to 158.4% at December 31, 2015.  Nonperforming assets (NPAs) were $29.3 million at December 31, 2016 compared to $34.7 million at December 31, 2015.  The ratio of loan loss allowance to total loans was 1.28% as of December 31, 2016, compared to 1.36% at December 31, 2015 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $43.9 million at December 31, 2016 compared to $44.8 million at December 31, 2015.  Net chargeoffs for the fourth quarter of 2016 decreased versus the fourth quarter of 2015, falling to $660 thousand from $1.7 million in the year earlier period.  The annualized net chargeoff ratio was 0.08% for the fourth quarter of 2016, compared to 0.21% in the fourth quarter of 2015 and was at the lowest level since the first quarter of 2008.  The provision for loan losses was $600 thousand, compared to $1.3 million in the fourth quarter of 2015.

The net interest margin for the fourth quarter of 2016 was 3.13%, up four basis points from the third quarter of 2016 and down a basis point versus the fourth quarter of 2015.

At December 31, 2016 the equity to asset ratio was 8.89%, compared to 8.73% at December 31, 2015.  The tangible equity ratio was 8.88% compared to 8.72% at December 31, 2015.  GAAP book value per share at December 31, 2016 was $4.52 compared to $4.34 a year earlier and tangible book value per share was $4.51 and $4.33, respectively.  Tangible equity ratio and tangible book value per share are non-GAAP measures and are discussed on page 13.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 145 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2016.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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A conference call to discuss Fourth Quarter 2016 results will be held at 9:00 a.m. Eastern Time on January 24, 2017.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10099604. The call will also be audio webcast at: http://services.choruscall.com/links/trst170124.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2017 and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/16	09/30/16	12/31/15
Summary of operations
Net interest income (TE)	$36,921	36,681	36,278
Provision for loan losses	600	750	1,300
Net gain on securities transactions	-	-	2
Noninterest income, excluding net gain on securities transactions	4,512	4,729	4,428
Noninterest expense	23,365	23,049	23,108
Net income	10,798	10,930	10,180

Per common share
Net income per share:
- Basic	$0.113	0.114	0.107
- Diluted	0.113	0.114	0.107
Cash dividends	0.066	0.066	0.066
Tangible Book value at period end	4.51	4.55	4.33
Market price at period end	8.75	7.09	6.14

At period end
Full time equivalent employees	808	790	787
Full service banking offices	145	145	146

Performance ratios
Return on average assets	0.89%	0.90	0.86
Return on average equity	9.87	10.05	9.75
Efficiency (1)	54.65	54.11	55.37
Net interest spread (TE)	3.07	3.03	3.08
Net interest margin (TE)	3.13	3.09	3.14
Dividend payout ratio	58.20	57.40	61.54

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.88	9.04	8.72

Asset quality analysis at period end
Nonperforming loans to total loans	0.73	0.77	0.86
Nonperforming assets to total assets	0.60	0.64	0.73
Allowance for loan losses to total loans	1.28	1.30	1.36
Coverage ratio (3)	1.8x	1.6	1.6

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

(2)	The tangible equity ratio excludes $553 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Years Ended
	12/31/16	12/31/15
Summary of operations
Net interest income (TE)	$146,109	143,222
Provision for loan losses	2,950	3,700
Net gain on securities transactions	668	251
Noninterest income, excluding net gain on securities transactions	18,344	17,621
Noninterest expense	93,827	90,560
Net income	42,601	42,238

Per common share
Net income per share:
- Basic	$0.446	0.444
- Diluted	0.445	0.444
Cash dividends	0.263	0.263
Tangible Book value at period end	4.51	4.33
Market price at period end	8.75	6.14

Performance ratios
Return on average assets	0.89%	0.89
Return on average equity	9.94	10.41
Efficiency (1)	55.67	55.08
Net interest spread (TE)	3.05	3.03
Net interest margin (TE)	3.11	3.09
Dividend payout ratio	58.88	59.13

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

TE = Taxable equivalent.

Page | 6

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Interest and dividend income:
Interest and fees on loans	$36,251	36,171	35,652	35,605	35,930
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	422	408	404	255	256
State and political subdivisions	12	13	13	14	16
Mortgage-backed securities and collateralized mortgage obligations-residential	1,849	1,829	2,169	2,116	2,233
Corporate bonds	149	97	-	-	-
Small Business Administration-guaranteed participation securities	430	445	450	476	482
Mortgage-backed securities and collateralized mortgage obligations-commercial	23	36	38	36	37
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	2,889	2,832	3,078	2,901	3,028

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	331	347	374	402	425
Corporate bonds	153	156	154	154	154
Total interest on held to maturity securities	484	503	528	556	579

Federal Reserve Bank and Federal Home Loan Bank stock	133	131	118	120	120

Interest on federal funds sold and other short-term investments	865	866	832	844	494
Total interest income	40,622	40,503	40,208	40,026	40,151

Interest expense:
Interest on deposits:
Interest-bearing checking	123	120	116	114	115
Savings	436	504	604	604	608
Money market deposit accounts	459	463	467	496	513
Time deposits	2,406	2,468	2,460	2,373	2,375
Interest on short-term borrowings	291	281	262	257	278
Total interest expense	3,715	3,836	3,909	3,844	3,889

Net interest income	36,907	36,667	36,299	36,182	36,262

Provision for loan losses	600	750	800	800	1,300
Net interest income after provision for loan losses	36,307	35,917	35,499	35,382	34,962

Noninterest income:
Trustco Financial Services income	1,422	1,347	1,512	1,605	1,489
Fees for services to customers	2,795	2,664	2,737	2,661	2,704
Net gain on securities transactions	-	-	668	-	2
Other	295	718	282	306	235
Total noninterest income	4,512	4,729	5,199	4,572	4,430

Noninterest expenses:
Salaries and employee benefits	9,576	8,995	8,934	9,003	8,042
Net occupancy expense	4,185	3,887	3,918	4,088	3,884
Equipment expense	1,370	1,596	1,840	1,514	1,530
Professional services	1,997	1,959	2,098	2,146	2,067
Outsourced services	1,775	1,465	1,425	1,551	1,585
Advertising expense	727	489	570	729	592
FDIC and other insurance	901	1,127	1,949	1,990	2,055
Other real estate expense, net	721	895	423	519	570
Other	2,113	2,636	2,817	1,899	2,783
Total noninterest expenses	23,365	23,049	23,974	23,439	23,108

Income before taxes	17,454	17,597	16,724	16,515	16,284
Income taxes	6,656	6,667	6,260	6,106	6,104

Net income	$10,798	10,930	10,464	10,409	10,180
Net income per common share:
- Basic	$0.113	0.114	0.110	0.109	0.107

- Diluted	0.113	0.114	0.109	0.109	0.107

Average basic shares (in thousands)	95,732	95,603	95,487	95,365	95,256
Average diluted shares (in thousands)	95,877	95,722	95,580	95,412	95,349

Note: Taxable equivalent net interest income	$36,921	36,681	36,311	36,196	36,278

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Years Ended
	12/31/2016	12/31/2015

Interest and dividend income:
Interest and fees on loans	$143,679	141,887
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	1,489	1,418
State and political subdivisions	52	87
Mortgage-backed securities and collateralized mortgage obligations-residential	7,963	9,132
Corporate bonds	246	1
Small Business Administration-guaranteed participation securities	1,801	2,004
Mortgage-backed securities and collateralized mortgage obligations-commercial	133	149
Other securities	16	16
Total interest and dividends on securities available for sale	11,700	12,807

Interest on held to maturity securities:
Mortgage-backed securities-residential	1,454	1,844
Corporate bonds	617	615
Total interest on held to maturity securities	2,071	2,459

Federal Reserve Bank and Federal Home Loan Bank stock	502	467

Interest on federal funds sold and other short-term investments	3,407	1,725
Total interest income	161,359	159,345

Interest expense:
Interest on deposits:
Interest-bearing checking	473	448
Savings	2,148	2,468
Money market deposit accounts	1,885	2,214
Time deposits	9,707	9,853
Interest on short-term borrowings	1,091	1,214
Total interest expense	15,304	16,197

Net interest income	146,055	143,148

Provision for loan losses	2,950	3,700
Net interest income after provision for loan losses	143,105	139,448

Noninterest income:
Trust department income	5,886	5,971
Fees for services to customers	10,857	10,689
Net gain on securities transactions	668	251
Other	1,601	961
Total noninterest income	19,012	17,872

Noninterest expenses:
Salaries and employee benefits	36,508	32,521
Net occupancy expense	16,078	15,799
Equipment expense	6,320	6,871
Professional services	8,200	7,878
Outsourced services	6,216	5,860
Advertising expense	2,515	2,593
FDIC and other insurance	5,967	6,339
Other real estate (income) expense, net	2,558	2,001
Other	9,465	10,698
Total noninterest expenses	93,827	90,560

Income before taxes	68,290	66,760
Income taxes	25,689	24,522

Net income	$42,601	42,238

Net income per Common Share:
- Basic	$0.446	0.444

- Diluted	0.445	0.444

Average basic shares (thousands)	95,548	95,103
Average diluted shares (thousands)	95,648	95,213

Note: Taxable equivalent net interest income	$146,109	143,222

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
ASSETS:

Cash and due from banks	$48,719	42,296	39,787	37,373	41,698
Federal funds sold and other short term investments	658,555	622,132	718,609	722,805	676,458
Total cash and cash equivalents	707,274	664,428	758,396	760,178	718,156

Securities available for sale:
U. S. government sponsored enterprises	117,266	116,327	116,595	66,920	86,737
States and political subdivisions	886	970	974	974	1,290
Mortgage-backed securities and collateralized mortgage obligations-residential	372,308	400,575	404,138	422,189	411,729
Small Business Administration-guaranteed participation securities	78,499	84,687	87,740	89,053	90,416
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,011	10,233	10,374	10,307	10,180
Corporate bonds	40,705	41,025	-	-	-
Other securities	685	685	685	685	685
Total securities available for sale	620,360	654,502	620,506	590,128	601,037

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	35,500	38,044	40,702	43,595	46,490
Corporate bonds	9,990	9,986	9,982	9,979	9,975
Total held to maturity securities	45,490	48,030	50,684	53,574	56,465

Federal Reserve Bank and Federal Home Loan Bank stock	9,579	9,579	9,579	9,480	9,480

Loans:
Commercial	191,194	189,795	195,698	198,765	203,415
Residential mortgage loans	2,895,733	2,845,876	2,786,951	2,737,784	2,721,173
Home equity line of credit	334,841	343,445	352,069	356,163	359,325
Installment loans	8,818	8,515	8,476	8,667	9,391
Loans, net of deferred fees and costs	3,430,586	3,387,631	3,343,194	3,301,379	3,293,304
Less:
Allowance for loan losses	43,890	43,950	44,064	44,398	44,762
Net loans	3,386,696	3,343,681	3,299,130	3,256,981	3,248,542

Bank premises and equipment, net	35,466	36,110	36,793	37,360	37,643
Other assets	63,941	56,519	55,825	55,561	63,669

Total assets	$4,868,806	4,812,849	4,830,913	4,763,262	4,734,992

LIABILITIES:
Deposits:
Demand	$377,755	380,090	376,669	359,060	365,081
Interest-bearing checking	815,534	785,118	766,322	746,562	754,347
Savings accounts	1,271,449	1,277,734	1,282,006	1,272,394	1,262,194
Money market deposit accounts	571,962	566,097	577,063	595,585	610,826
Time deposits	1,159,463	1,159,199	1,178,567	1,168,887	1,107,930
Total deposits	4,196,163	4,168,238	4,180,627	4,142,488	4,100,378

Short-term borrowings	209,406	179,204	190,542	169,528	191,226
Accrued expenses and other liabilities	30,551	29,799	29,479	28,221	30,078

Total liabilities	4,436,120	4,377,241	4,400,648	4,340,237	4,321,682

SHAREHOLDERS' EQUITY:
Capital stock	99,214	99,121	99,071	98,973	98,973
Surplus	171,425	171,093	171,174	171,113	171,443
Undivided profits	201,517	197,013	192,356	188,159	184,009
Accumulated other comprehensive income (loss), net of tax	(6,251)	2,328	2,395	73	(4,781)
Treasury stock at cost	(33,219)	(33,947)	(34,731)	(35,293)	(36,334)

Total shareholders' equity	432,686	435,608	430,265	423,025	413,310

Total liabilities and shareholders' equity	$4,868,806	4,812,849	4,830,913	4,763,262	4,734,992

Outstanding shares (in thousands)	95,780	95,614	95,493	95,369	95,262

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15
New York and other states*
Loans in nonaccrual status:
Commercial	$1,843	2,366	2,690	2,762	3,024
Real estate mortgage - 1 to 4 family	21,198	21,678	23,559	25,669	23,273
Installment	48	70	49	74	90
Total non-accrual loans	23,089	24,114	26,298	28,505	26,387
Other nonperforming real estate mortgages - 1 to 4 family	42	44	45	47	48
Total nonperforming loans	23,131	24,158	26,343	28,552	26,435
Other real estate owned	4,268	4,768	4,602	5,208	6,120
Total nonperforming assets	$27,399	28,926	30,945	33,760	32,555

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,929	1,844	1,900	1,802	1,817
Installment	-	-	-	-	8
Total non-accrual loans	1,929	1,844	1,900	1,802	1,825
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,929	1,844	1,900	1,802	1,825
Other real estate owned	-	-	-	476	335
Total nonperforming assets	$1,929	1,844	1,900	2,278	2,160

Total
Loans in nonaccrual status:
Commercial	$1,843	2,366	2,690	2,762	3,024
Real estate mortgage - 1 to 4 family	23,127	23,522	25,459	27,471	25,090
Installment	48	70	49	74	98
Total non-accrual loans	25,018	25,958	28,198	30,307	28,212
Other nonperforming real estate mortgages - 1 to 4 family	42	44	45	47	48
Total nonperforming loans	25,060	26,002	28,243	30,354	28,260
Other real estate owned	4,268	4,768	4,602	5,684	6,455
Total nonperforming assets	$29,328	30,770	32,845	36,038	34,715

Quarterly Net Chargeoffs (Recoveries)
	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15
New York and other states*
Commercial	$(56)	353	67	224	672
Real estate mortgage - 1 to 4 family	619	471	973	771	963
Installment	55	37	77	70	35
Total net chargeoffs	$618	861	1,117	1,065	1,670

Florida
Commercial	$-	-	-	-	(2)
Real estate mortgage - 1 to 4 family	23	-	16	83	6
Installment	19	3	1	16	13
Total net chargeoffs	$42	3	17	99	17

Total
Commercial	$(56)	353	67	224	670
Real estate mortgage - 1 to 4 family	642	471	989	854	969
Installment	74	40	78	86	48
Total net chargeoffs	$660	864	1,134	1,164	1,687

Asset Quality Ratios
	12/31/16	09/30/16	06/30/16	03/31/16	12/31/15

Total nonperforming loans(1)	$25,060	26,002	28,243	30,354	28,260
Total nonperforming assets(1)	29,328	30,770	32,845	36,038	34,715
Total net chargeoffs(2)	660	864	1,134	1,164	1,687

Allowance for loan losses(1)	43,890	43,950	44,064	44,398	44,762

Nonperforming loans to total loans	0.73%	0.77%	0.84%	0.92%	0.86%
Nonperforming assets to total assets	0.60%	0.64%	0.68%	0.76%	0.73%
Allowance for loan losses to total loans	1.28%	1.30%	1.32%	1.34%	1.36%
Coverage ratio(1)	175.1%	169.0%	156.0%	146.3%	158.4%
Annualized net chargeoffs to average loans(2)	0.08%	0.10%	0.14%	0.14%	0.21%
Allowance for loan losses to annualized net chargeoffs(2)	16.6x	12.7x	9.7x	9.5x	6.6x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended December 31, 2016			Three months ended December 31, 2015
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$113,158	422	1.49%	$80,605	256	1.27%
Mortgage backed securities and collateralized mortgage obligations-residential	384,973	1,849	1.92	412,193	2,233	2.17
State and political subdivisions	943	19	8.06	1,280	25	7.78
Corporate bonds	41,039	149	1.45	-	-	-
Small Business Administration-guaranteed participation securities	81,922	430	2.10	93,329	482	2.07
Mortgage backed securities and
collateralized mortgage obligations-commercial	10,173	23	0.90	10,464	37	1.41
Other	685	4	2.34	685	4	2.34

Total securities available for sale	632,893	2,896	1.83	598,556	3,037	2.03

Federal funds sold and other
short-term Investments	622,578	865	0.50	669,545	494	0.29

Held to maturity securities:
Corporate bonds	9,988	153	6.13	9,973	154	6.17
Mortgage backed securities and collateralized mortgage obligations-residential	36,723	331	3.61	48,275	425	3.52

Total held to maturity securities	46,711	484	4.14	58,248	579	3.97

Federal Reserve Bank and Federal Home Loan Bank stock	9,579	133	5.55	9,480	120	5.06

Commercial loans	189,058	2,557	5.41	202,854	2,667	5.26
Residential mortgage loans	2,869,757	30,294	4.22	2,714,016	29,874	4.40
Home equity lines of credit	339,591	3,209	3.78	357,990	3,204	3.55
Installment loans	8,391	198	9.44	9,126	192	8.37

Loans, net of unearned income	3,406,797	36,258	4.26	3,283,986	35,937	4.37

Total interest earning assets	4,718,558	40,636	3.44	4,619,815	40,167	3.47

Allowance for loan losses	(44,368)			(45,467)
Cash & non-interest earning assets	137,372			136,209

Total assets	$4,811,562			$4,710,557

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$782,979	123	0.06%	$721,150	115	0.06%
Money market accounts	565,335	459	0.32	615,815	513	0.33
Savings	1,267,551	436	0.14	1,250,127	608	0.19
Time deposits	1,163,820	2,406	0.83	1,133,396	2,375	0.83

Total interest bearing deposits	3,779,685	3,424	0.36	3,720,488	3,611	0.39
Short-term borrowings	195,526	291	0.60	186,462	278	0.59

Total interest bearing liabilities	3,975,211	3,715	0.37	3,906,950	3,889	0.39

Demand deposits	372,801			360,916
Other liabilities	28,198			28,570
Shareholders' equity	435,352			414,121

Total liabilities and shareholders' equity	$4,811,562			$4,710,557

Net interest income, tax equivalent		36,921			36,278

Net interest spread			3.07%			3.08%

Net interest margin (net interest income to total interest earning assets)			3.13%			3.14%

Tax equivalent adjustment		(14)			(16)

Net interest income		36,907			36,262

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Year ended December 31, 2016			Year ended December 31, 2015
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$101,242	1,489	1.47%	$107,436	1,418	1.32%
Mortgage backed securities and collateralized mortgage obligations-residential	410,646	7,963	1.94	439,343	9,132	2.08
State and political subdivisions	991	80	8.07	1,812	133	7.40
Corporate bonds	17,088	246	1.44	613	1	0.16
Small Business Administration-guaranteed participation securities	86,407	1,801	2.08	97,496	2,004	2.06
Mortgage backed securities and collateralized mortgage obligations-commercial	10,284	133	1.29	10,566	149	1.41
Other	683	16	2.34	685	16	2.34

Total securities available for sale	627,341	11,728	1.87	657,951	12,853	1.95

Federal funds sold and other short-term Investments	662,436	3,407	0.50	664,516	1,725	0.26

Held to maturity securities:
Corporate bonds	10,145	617	6.08	9,967	615	6.17
Mortgage backed securities and collateralized mortgage obligations-residential	40,830	1,454	3.56	53,763	1,844	3.43

Total held to maturity securities	50,975	2,071	4.06	63,730	2,459	3.86

Federal Reserve Bank and Federal Home Loan Bank stock	9,554	502	5.25	9,414	467	4.96

Commercial loans	196,116	10,331	5.27	210,210	10,861	5.17
Residential mortgage loans	2,793,780	119,817	4.29	2,661,421	117,820	4.43
Home equity lines of credit	350,004	12,779	3.65	354,718	12,508	3.53
Installment loans	8,424	778	9.24	8,457	726	8.59

Loans, net of unearned income	3,348,324	143,705	4.29	3,234,806	141,915	4.39

Total interest earning assets	4,698,630	161,413	3.44	4,630,417	159,419	3.44

Allowance for loan losses	(44,718)			(46,023)
Cash & non-interest earning assets	136,789			136,752

Total assets	$4,790,701			$4,721,146

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$764,399	473	0.06%	$708,331	448	0.06%
Money market accounts	580,125	1,885	0.32	628,096	2,214	0.35
Savings	1,272,015	2,148	0.17	1,245,100	2,468	0.20
Time deposits	1,162,842	9,707	0.83	1,173,426	9,853	0.84

Total interest bearing deposits	3,779,381	14,213	0.38	3,754,953	14,983	0.40
Short-term borrowings	185,672	1,091	0.59	184,725	1,214	0.66

Total interest bearing liabilities	3,965,053	15,304	0.39	3,939,678	16,197	0.41

Demand deposits	369,820			348,552
Other liabilities	27,439			27,155
Shareholders' equity	428,389			405,761

Total liabilities and shareholders' equity	$4,790,701			$4,721,146

Net interest income, tax equivalent		146,109			143,222

Net interest spread			3.05%			3.03%

Net interest margin (net interest income to total interest earning assets)			3.11%			3.09%

Tax equivalent adjustment		(54)			(74)

Net interest income		146,055			143,148

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)
	12/31/16	09/30/16	12/31/15
Tangible Book Value Per Share

Equity	$432,686	435,608	413,310
Less: Intangible assets	553	553	553
Tangible equity	432,133	435,055	412,757

Shares outstanding	95,780	95,614	95,262
Tangible book value per share	4.51	4.55	4.33
Book value per share	4.52	4.56	4.34

Tangible Equity to Tangible Assets
Total Assets	4,868,806	4,812,849	4,734,992
Less: Intangible assets	553	553	553
Tangible assets	4,868,253	4,812,296	4,734,439

Tangible Equity to Tangible Assets	8.88%	9.04%	8.72%
Equity to Assets	8.89%	9.05%	8.73%

	3 Months Ended			Years Ended
Efficiency Ratio	12/31/16	09/30/16	12/31/15	12/31/16	12/31/15

Net interest income	$36,907	36,667	36,262	146,055	143,148
Taxable equivalent adjustment	14	14	16	54	74
Net interest income (fully taxable equivalent)	36,921	36,681	36,278	146,109	143,222
Non-interest income	4,512	4,729	4,430	19,012	17,872
Less: Net gain on sale of building	-	469	-	469	-
Less: Net gain on sale of nonperforming loans	-	-	-	24	60
Less: Net gain on securities	-	-	2	668	251
Revenue used for efficiency ratio	41,433	40,941	40,706	163,960	160,783

Total noninterest expense	23,365	23,049	23,108	93,827	90,560
Less: Other real estate expense, net	721	895	570	2,558	2,001
Expense used for efficiency ratio	22,644	22,154	22,538	91,269	88,559

Efficiency Ratio	54.65%	54.11%	55.37%	55.67%	55.08%

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